LNG TIME CHARTER PARTY

between

GOLAR GRAND CORPORATION

and

GOLAR TRADING CORPORATION

27 May 2015

TABLE OF CONTENTS

1.	Description and Condition of Vessel.

2.	Shipboard Personnel and their Duties

3.	Duty to Maintain

4.	Trading Limits and Safe Places

5.	Bunkers and LNG Heel at Delivery and Redelivery

6.	Grade of Bunkers

7.	Period, Delivery, Redelivery, Laydays and Cancelling

8.	Owners to Provide

9.	Charterers to Provide

10.	Rate of Hire

11.	Payment of Hire

12.	Space Available to Charterers

13.	Instructions and Logs

14.	Bills of Lading

15.	Conduct of Vessel's Personnel

16.	LNG Retention/Supply for Operational Purposes

17.	Pilots and Tugs

18.	Super-Numeraries

19.	Sub-letting/Assignment/Novation

20.	Final Voyage

21.	Loss of Vessel.

22.	Off-hire

23.	Ship to Ship Transfers and FPSO/FSRU Cargo Operations

24.	Periodical Dry-docking

25.	Ship Inspection

26.	Key Vessel Performance Criteria

27.	Salvage

28.	Lien

29.	Exceptions

30.	Injurious Cargoes

31.	Disbursements

32.	Laying-up

33.	Requisition

34.	Outbreak of War

35.	Additional War Expenses

36.	War Risks

37.	Both to Blame Collision Clause

38.	New Jason Clause

39.	Clause Paramount

40.	Insurance/ITOPF

41.	Export Restrictions

42.	Business Principles

43.	Drugs and Alcohol

44.	Pollution and Emergency Response

45.	ISPS Code/USMTSA 2002

46.	Law and Litigation

47.	Confidentiality

48.	Construction

49.	Notices

50.	Invoices

51.	Ship Contact details

52.	Definitions

53.	Claim Validity Period

54.	Eligibility & Compliance

55.	Vapour Pressure

56.	Cargo Transfer Inspection and System Calibration

57.	Vessel Performance Data

58.	Third Party Vetting Information

59.	Taxes

60.	U.S. Compliance

61.	Compliance with The Bribery Act, 2010 (England and Wales) and the US
Foreign Corrupt Practices Act

62.	Owners' Defaults

63.	Charterers' Defaults

64.	Quiet Enjoyment

65.	Rights of Third Parties

66.	Consequential Losses

67.	Health, Safety, Security & Environmental Reporting and Requirements

68.	European Union Advance Cargo Declaration

69.	Piracy

70.	Radiation

APPENDIX A- List Of Primary Terminals
APPENDIX B - Safety and Environmental Monthly Reporting Template
APPENDIX C- Detailed Performance Criteria
APPENDIX D- Gas Form C
APPENDIX E- Experience Requirements for LNG Vessels on Time Charter

IT IS THIS DAY AGREED between GOLAR GRAND CORPORATION, a company incorporated under the laws of the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands and the disponent owners of the Vessel, (hereinafter referred to as "Owners"), being owners of the good steam Liquefied Natural Gas Carrier called GOLAR GRAND (hereinafter referred to as the "Vessel") described as per Clause 1 hereof and GOLAR TRADING CORPORATION, a company incorporated under the laws of the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter referred to as "Charterers"):

1.	Description and Condition of Vessel

At the date of delivery of the Vessel under this charter and throughout the charter period:

(a)	she shall be classed by a classification society, which is a member of the International Association of Classification Societies;

(b)
if she is fifteen years old or over she shall obtain and maintain a LNG Condition Assessment Programme ("CAP") of not less than two (2) for hull and machinery from a classification society other than the one that classes the ship;

(c)	she shall be in every way fit to load, carry, discharge and measure Liquefied Natural Gas ("LNG");

(d)
she shall be tight, staunch, strong, in good order and condition, and in every way fit for the service, with her machinery, boilers, hull and other equipment (including but not limited to hull stress calculator, radar, computers and computer systems) in a good and efficient state;

(e)	her tanks, valves and pipelines shall be liquid and gas tight; she shall have a working inert gas system and nitrogen generator with officers and crew experienced in the operation of both;

(f)	she shall be in every way fitted for burning fuels, in accordance with the grades specified in Clause 6 hereof:

(i)
at sea, heavy fuel oil in any proportion with LNG Boil-Off gas or 100% LNG boil-off gas for main propulsion, except for transiting and maneuvering in restricted waters when duel fuel mode only is permitted and heavy fuel oil, marine diesel oil and marine gas oil for auxiliaries;

(ii)	in port, heavy fuel oil in any proportion with LNG Boil-Off gas or 100% LNG boil off gas (whilst alongside, excluding maneuvering) in her boilers and marine diesel oil for auxiliaries;

(iii)	in all cases able to maintain continuous safe operation of the Vessel and all the auxiliary equipment during switchover between different types of fuel in the consumer;

(iv)
in all cases able to comply with all national and international emissions compliance regulations applicable to Charterer's required trading routes for the Vessel to steam at the Service Speed, as is defined in Clause 26, for a total of six (6) days.

(g)	she shall have all her instrumentation calibrated and ce1iified in accordance with the requirements of the Vessel's classification society;

(h)	she shall have her cargo measuring equipment calibrated by a recognised calibration company as referenced in Clause 56 hereof;

(i)
she shall have her inter-barrier and insulation spaces prepared and performing as per international regulations, the most current cargo containment system licensor's requirements and/or her cargo containment system design conditions where no changes have been made to the regulations or licensors requirements since delivery;

(j) she shall comply with the regulations in force so as to enable her, if her size permits, to pass through the Suez Canal by day and night without delay;

(k)
she shall have on board all ce1iificates, documents and equipment required from time to time by any applicable law to enable her to perform the charter service without delay. For the avoidance of doubt this will include, but will not be limited to, the Vessel's Certificate of Financial Responsibility;

(1)
she shall comply with the description in the Gas Form C appended hereto as Appendix D, provided however that if there is any conflict between the provisions of this Gas Form C and any other provision, including this Clause 1, of this charter such other provisions shall govern;

(m)
her ownership structure, flag, registry, classification society and management company shall not be changed without Charterers' prior consent, such consent not to be unreasonably withheld, save as permitted pursuant to the terms of the letter of quiet enjoyment executed pursuant to Clause 64;

(n)	Owners shall complete the daily Ship Net template (Charterers' Voyage Management System) on board the Vessel.

(o)	Owners shall operate:

(i)
a Management System ("MS") that shall comply as a minimum with and be registered to IS0:9001 :2008 and with the following regulations and/or industry standards, plus any additions, modifications or subsequent versions thereof: International Safety Management Code ("ISM Code") for the Safe Operation of Ships and for Pollution Prevention, International Ship and Port Security Code ("ISPS"), International Convention for the Prevention of Pollution from Ships ("MARPOL"), International Convention for Safety of Life at Sea, 1974 ("SOLAS"), International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1995 ("STCW"). Owners shall follow best practice recommendations from the Tanker Management Self-Assessment ("TMSA"), the International Safety Guide for Oil Tankers and Terminals ("ISGOTT"), Society of International Gas Tanker and Terminal Operators ("SIGTTO") and the Code of Safe Working Practices ("COSWOP") or international equivalent;

(ii)
a documented safe working procedures system within the MS to address the Health Safety Security and Environment ("HSSE") risks specific to the scope of work set out in this charter party and the management of controls to eliminate, reduce or mitigate these risks as low as reasonably practicable;

(iii)
a documented environmental management system compliant with and registered to the ISO 14001:2004 standard to protect environmental resources by applying best available techniques to minimise or, where possible, eliminate any direct or indirect impact from operations;

(iv)	a documented accident/incident reporting system compliant with flag state requirements.

(p) Owners shall arrange, at their expense, for a Ship Inspection Report (SIRE) inspection to be carried out at intervals of six months plus or minus thirty days, save where the Vessel is laid up, in which case the calculation of such six month interval shall not include any period of lay-up. Charterers agree to assist owners in arranging SIRE inspections when requested by owners. Upon delivery under this charter, Vessel shall have a valid operational SIRE report.

2.	Shipboard Personnel and their Duties

(a)	At the date of delivery of the Vessel under this charter and throughout the charter period:

(i)
she shall have a full and efficient complement of master, officers and crew for a Vessel of her tonnage, who shall in any event be not less than the number required by the laws of the flag state and who shall be trained to operate the Vessel and her equipment competently and safely;

(ii)	all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state;

(iii)
all shipboard personnel shall be trained in accordance with the relevant provisions of STCW or any additions, modifications or subsequent versions thereof. Shipboard personnel shall be trained to the SIGTTO "LNG Shipping Suggested Competency Standards 2005" or subsequent versions thereof and, preferably, certified to the SIGTTO "LNG Shipping Suggested Competency Standards 2005" or subsequent versions thereof or demonstrate equivalent experience;

(iv)
there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safely and to enable communications between the Vessel and those loading the Vessel or accepting discharge therefrom to be carried out quickly and efficiently;

(v)
the terms of employment of the Vessel's staff and crew shall always remain acceptable to the International Transport Worker's Federation ("ITF") and a Vessel that is flying a Flag of Convenience shall at all times carry a ITF Blue Ce1iificate or acceptable equivalent agreement;

(vi)	the nationality of the Vessel's officers given in the Gas Form C referred to in Clause 1(1) shall not change without Charterers' prior agreement which shall not be unreasonably withheld.

(vii)
Vessel shall always operate with safe manning levels. The Vessel shall maintain a STCW record of deviation hours for all officers aboard the Vessel and provide this record to the Charterers upon request. If Charterers express concern with the STCW deviation hours, Charterers and Owners shall discuss and agree to a mitigation plan that shall ensure the Vessel can comply with the requisite STCW rest hours.

(viii)
Charterers shall have the right to review the qualifications of the Master, Chief Officer, Chief Engineer, Second Engineer and the Gas Engineer. Charterers shall also have the right to interview these officers, in the presence of Owners' representatives, at Charterers' time and cost , provided that any such review or interview shall be made without interference with or hindrance to the Vessel's safe and efficient operation;

(ix)
Crew Work Assignment, Qualifications, Officer Experience Levels, Minimum Safe Manning, STCW required training and Officer Certificate of Competency shall fall within the requirements shown in Appendix E.

(b)	Owners guarantee that throughout the charter service the master shall with the Vessel's officers and crew, unless otherwise ordered by Charterers:

(i)	prosecute all voyages with the utmost dispatch;

(ii)	render all customary assistance; and

(iii)
load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.

(c) Owners shall at all times have responsibility for the proper stowage of the cargo and shall keep a strict account of all cargo loaded, Boil-Off, forced cargo vaporisation, cargo venting and cargo discharged.

3.	Duty to Maintain

(a)
Throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming within Clause 29 hereof) requires steps to be taken to maintain or restore the conditions stipulated in Clauses 1 and 2(a), exercise due diligence so to maintain or restore the Vessel.

(b)
If at any time whilst the Vessel is on hire under this charter the Vessel fails to comply with the requirements of Clauses 1, 2(a) or 12 then hire shall be reduced to the extent necessary to indemnify Charterers for such failure. If and to the extent that such failure affects the time taken by the Vessel to perform any services under this Charter, hire shall be reduced by an amount equal to the value, calculated at the rate of hire, of the time so lost.

Any reduction of hire under this sub-Clause (b) shall be without prejudice to any other remedy available to Charterers, but where such reduction of hire is in respect of time lost; such time shall be excluded from any calculation under Clause 26 and Appendix C.

(c)
If Owners are in breach of their obligations under Clause 3(a), Charterers may so notify Owners in writing and if, after the expiry of 30 days following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers reasonable satisfaction the exercise of due diligence as required in Clause 3(a), the Vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence.

(d)
Owners shall advise Charterers immediately, in writing, should the Vessel fail an inspection by, but not limited to, a governmental and/or port state authority, and/or terminal and/or major charterer of similar tonnage. Owners shall simultaneously advise Charterers of their proposed course of action to remedy the defects, which have caused the failure of such inspection.

(e)	If, in Charterers reasonably held view:

(i)	failure of an inspection, or,

(ii)	any finding of an inspection,

referred to in Clause 3 (d), prevents normal commercial operations then Charterers shall have the option to place the Vessel off-hire from the date and time that the Vessel fails such inspection, or becomes commercially inoperable, and the Vessel shall remain off-hire until the date and time that the Vessel passes a re-inspection by the same organisation, or becomes commercially operable, which shall be in a form no less favourable to Charterers than at which she went off-hire.

(f)
Furthermore, at any time while the Vessel is off-hire under this Clause 3 (with the exception of Clause 3(e)(ii)), Charterers have the option to te1minate this charter by giving notice in writing with effect from the date on which such notice of termination is received by Owners or from any later date stated in such notice. This sub-Clause (f) is without prejudice to any rights of Charterers or obligations of Owners under this charter or otherwise (including without limitation Charterers' rights under Clause 22 and 61 hereof).

4.	Trading Limits and Safe Places

(a)
The Vessel shall be used for the purpose of carrying all lawful merchandise (subject always to Clause 30) including in particular, LNG, in any part of the world as Charterers shall direct, subject to the limits of the current British Institute Warranties and any subsequent amendments thereof. Notwithstanding the foregoing, but subject to Clause 36, Charterers may order the Vessel beyond such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterers pay for any insurance premium required by the Vessel's underwriters as a consequence of such order.

(b)
Charterers shall use due diligence to ensure that the Vessel is only employed between and at safe places (which expression when used in this charter shall include ports, berths, wharves, docks, anchorages, submarine lines, alongside vessels or lighters, bunker barges and other locations including locations at sea) where she can safely lie always afloat. Notwithstanding anything contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the Vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid. Subject as above, the Vessel shall be loaded and discharged at any places as Charterers may direct.

(c)Owners warrant that the Vessel is compatible with the Primary Terminals listed in Appendix A for berthing, unberthing, loading and discharging LNG cargo without modification to the Vessel. In the event that any modification to the Vessel becomes necessary as a result of changes in international or national law, regulations, and standards and/or are required by the Vessel's classification society or flag state, the cost of such modification shall be for Owners' account, and the Vessel shall be off-hire for the time required to effect such modifications unless this can be achieved without affecting the performance of the Vessel under this charter.

(d)
If Charterers request, Owners shall agree to perform compatibility studies of terminals not listed as Primary Terminals in Appendix A hereof. Costs of routine communications and documentation support, such as submission of Gas Form C, B, Optimoor® studies and other data requests shall be for Owners' account. Required travel by Owners' representative to the terminal as specifically requested by the Charterers shall be for Charterers account. If following such compatibility studies, Owners deem a terminal compatible, such terminal shall be added to the Primary Terminals list in Appendix A.

(e)
If Charterers direct the Vessel to any LNG loading or receiving facilities other than the Primary Terminals listed in Appendix A, Charterers shall give notice to Owners sufficiently in advance thereof so as to enable Owners to complete compatibility studies of those terminals and comply with environmental, fire prevention, health, safety and other similar regulations applicable at such other place including any alteration in ship design. The reasonable cost and the necessary time taken to comply with such regulations, necessary, solely, to allow the Vessel to load or discharge at such other place, shall be for Charterers account. Charterers shall reimburse such costs to Owners against presentation to Charterers of appropriate invoices and supporting vouchers, except insofar as Owner is otherwise obliged to bear such costs in accordance with this charter. For purposes of this sub clause 4(e), should an alteration in ship design be required, Charterer and Owner shall discuss in good faith the requirement and its impact on the Vessel, with the aim of ensuring that Owners are not penalized by lower performance, reduced residual value, or similar.

(f)    No trading in breach of UN or other relevant sanctions.

5.	Bunkers and LNG Heel at Delivery and Redelivery

(a)
Upon delivery, Charterers shall purchase (i) all liquid fuels on board at the Fuel Price; and (ii) LNG as per sub-clause (c) below. Copies of original supplier invoices must be provided by Owners to Charterers. The Vessel shall be delivered with approximately 1000 MT of bunkers onboard. Charterers have the option to request from Owners to supply the Vessel at delivery with one percent (1%) Low Sulphur Heavy Fuel Oil (LSHFO) as well as Low Sulphur Marine Gas Oil (LSMGO);

(b)	Upon redelivery, Owners shall purchase (i) all liquid fuels on board at the Fuel Price; and (ii) LNG as per sub-clause (c) below. Original supplier invoices must be provided by Charterers to Owners.

(c)	LNG (on delivery and redelivery) shall be priced at the LNG Price.

(d)
Owner shall endeavour to deliver the Vessel to Charterer with cargo tanks in a cold condition. Should Owners be unable to deliver the Vessel in this condition, the Vessel's cargo tanks will be warm, containing natural gas vapours or the tanks will be warm and gas free. The cost and time to perform a gas up and cool down, as necessary, are for Owners account. The Vessel shall be redelivered to Owners under natural gas vapours unless Owners exercise the LNG heel option. Owners have the option to retain up to 3000m3 of LNG heel at last discharge, such option to be declared prior to loading of the last cargo and to be priced at the LNG Price.

(e)
Throughout the charter (and upon delivery and redelivery) the Vessel shall operate with at least a quantity of bunkers or Fuel Oil Equivalent, as defined in Clause 52, and a quantity of diesel oil and nitrogen (if nitrogen is applicable) on board sufficient to prosecute safely each voyage or reach the nearest safe bunker port. The above amount shall be in addition to a safety reserve of fuel oil, which would enable the Vessel to steam at the Service Speed, as determined with reference to Clause 26, for a total of five (5) days.

(f)
Notwithstanding anything contained in this charter all bunkers and LNG Heel on board the Vessel shall, throughout the duration of this charter, remain the property of Charterers or their nominee and can only be purchased on the terms specified in the charter at the end of the charter period or, if earlier, at the termination of the charter.

(g)
The Master shall provide on On-Hire and Off-Hire Certificate containing the Remaining On Board (ROB) quantities for LNG, HFO, gas oil and diesel upon both delivery and redelivery of the Vessel. Where either the Owners or Charterers (as the case may be) requires an independent surveyor to verify ROB quantities for all liquid fuels, the Parties shall jointly instruct such independent surveyor. However, any and all costs arising from such instructions shall be borne by the party requiring the surveyor. In any dispute, the surveyor's findings shall prevail.

6.	Grade of Bunkers

(a)
Charterers shall supply fuel oil whose properties comply with those set out in ISO Standard 8217:2005 for RMH380 and diesel oil whose properties comply with the same ISO standard for DMA. If Owners require the Vessel to be supplied with more expensive bunkers they shall be liable for the extra cost thereof.

(b)
Should Charterers trade the Vessel into an Emissions Control Area ("ECA") as defined in Annex VI of the International Convention for the Prevention Of Pollution from Ships ("MARPOL"), then the Charterers shall supply (i) low sulphur fuel oil of a quality which the Vessel can use and which will satisfy the ECA requirements, (ii) a quantity sufficient for the Vessel to sail for a period of six (6) days at the Service Speed without the use of fuel gas. Owners shall provide segregated storage for this low-sulphur fuel oil. If Owners are unable to provide segregated bunker tanks, then Owners shall reimburse Charterers for the additional cost of purchasing low sulphur fuel oil which is consumed outside of an ECA zone.

(c) Owners and Charterers can request the other party to provide bunker survey data to verify the quality of the bunkers on board. This request can be made at any time during the charter period or the Claim Validity Period, as provided in Clause 53 and shall be at the requestors' expense.

7.	Period, Delivery, Redelivery, Laydays and Cancelling

(a)	Owners agree to let and Charterers agree to hire the Vessel commencing from the time and date of delivery as provided in Clause 7(b) until time and date of redelivery as provided in Clause 7(f).

(b)	The Vessel shall be deemed to have been delivered to Charterers GMT 2000 hours on 15 February 2015 (the "Delivery Window").

(c)	Charterers shall have the right to cancel this charter, if the Vessel is not ready and at their disposal by the end of the Delivery Window.

(d)	Owners shall deliver the Vessel to Charterers at the outer port limits of Singapore at Owners option.

(e)	The Vessel shall be chartered for a period between the delivery date until the end of October 2017. Redelivery shall be at last discharge port at or after end of October 2017.

(f)	Charterers shall redeliver the Vessel to Owners at dropping last out bound pilot at last discharge port.

8.	Owners to Provide

Owners undertake to provide and to pay for all provisions, wages (including but not limited to all overtime payments), and shipping and discharging fees and all other expenses of the master, officers and crew; also, except as provided in Clauses 4 and 35 hereof, for all insurance on the Vessel, for all deck, cabin and engine-room stores lubricating oil, and for water; for all dry-docking, overhaul, maintenance and repairs to the Vessel; and for all fumigation expenses and de-rat certificates. Owners obligations under this Clause 8 extend to all liabilities for taxes, customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of any such liability. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a period when the Vessel is on-hire.

9.	Charterers to Provide

(a)
Charterers shall provide and pay for all fuel (which includes fuel consumed for the production of nitrogen and all Boil-Off gas, which in accordance with Charterers instructions is to be used as fuel) which must be supplied from a bunker supplier who applies the standards required by a first class operator, towage and pilotage and shall pay agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all charges other than those payable by Owners in accordance with Clause 8 hereof, provided that all charges for the said items shall be for Owners' account when such items are consumed, employed or incurred for Owners' purposes or while the Vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 22); and provided further that any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.

(b)	In respect of bunkers consumed for Owners purposes these will be charged on each occasion by Charterers at the Fuel Price.

(c)
If the trading limits of this charter include ports in the United States of America and/or its protectorates then Charterers shall reimburse Owners for port specific charges relating to additional premiums charged by providers of oil pollution cover, when incurred by the Vessel calling at ports in the United States of America and/or its protectorates in accordance with Charterers orders.

10.	Rate of Hire

(d)
Subject as herein provided, the Charterer shall pay for the use and hire of the Vessel to the Owner at the rate of hire which is seventy-five per cent. (75%) of the rate payable pursuant to the previous time charter in respect of the Vessel as entered into between Golar 2226 UK Ltd as Owners and Methane Services Limited as Charterers on the 11th of November 2011, per day or pro rata for any day thereof for charter period.

(e)	Charter hire shall commence from the time and date of delivery (GMT) of the Vessel to Charterers until the time and date of redelivery (GMT) to Owners.

(f)
In addition to the hire due under Clause 10(a), Charterers shall pay Owners a notional lumpsum fee equal to hire plus fuel to position the vessel from last discharge port to Singapore (if last discharge port is East of Suez) or to Gibraltar (if last discharge port is West of Suez). This fee to be known as the "Ballast Bonus". Hire and fuel consumption shall be calculated using the Vessel's performance guarantees at a speed of 19.0 knots. Distance from last discharge port to either Singapore or Gibraltar, as the case may be, shall be calculated using the BP distance table. Ballast Bonus shall be paid upon redelivery

11.	Payment of Hire

(a)
Subject to Clause 3 (c) and 3 (e), and any other relevant provision herein, payment of hire shall be paid in advance in immediately available funds, in United States Dollars, to the account stipulated below:

DNB Bank ASA of 20 St. Dunstan’s Hill, London EC3R 8HY
For Credit: Golar Grand Corporation
Account Number: 64922001
IBAN GB53DNBA4051164922001

(b)
The Owners shall invoice the Charterers for both the remainder of the calendar month in which the charter commences and the subsequent calendar month within 5 Banking Days of delivery of the Vessel under this charter. In all other circumstances, Owners shall invoice Charterers monthly in advance for the payment of hire. Charterers shall pay such invoice in immediately available funds by no later than eight (8) Banking Days after receipt of invoice.

(c)	Payment of hire shall be made in immediately available funds, less:

(i)	any hire paid which Charterers reasonably estimate to relate to off-hire periods, and;

(ii)	any amounts disbursed on Owners' behalf, any advances and commission thereon, and charges which are for Owners' account pursuant to any provision hereof, and;

(iii)	any amounts due or reasonably estimated to become due to Charterers under Clause 3 (b), 16 or 26 and Appendix C hereof,

any such adjustments to be made at the due date for the next monthly payment after the facts have been asce1iained. Charterers shall not be responsible for any delay or error by Owners bank in crediting Owners account provided that Charterers have made proper and timely payment.

In default of such proper and timely payment:

(i)
Owners shall notify Charterers of such default and Charterers shall within seven (7) days of receipt of such notice pay to Owners the amount due, including interest, failing which Owners may withdraw the Vessel from the service of Charterers without prejudice to any other rights Owners may have under this charter or otherwise. The period of seven (7) days shall be extended to thirty (30) days if the Charterers are prohibited from making payment of hire to the Owners by the Office of Foreign Asset Control in the United States of America ("OFAC") during which period the Owners and Charterers shall, in good faith, meet to discuss and mutually explore all reasonable solutions to comply with OFAC; and

(ii)
interest on any amount due but not paid on the due date shall accrue from the day after that date up to and including the day when payment is made, at a rate per annum which shall be 2% above the U.S. Prime Interest Rate as published by the Chase Manhattan Bank in New York at 12.00 New York time on the due date, or, if no such interest rate is published on that day, the interest rate published on the next preceding day on which such a rate was so published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually.

12.	Space Available to Charterers

The whole reach, burthen and decks on the Vessel and any passenger accommodation (including Owners' suite) shall be at Charterers' disposal, reserving only proper and sufficient space for the Vessel's master, officers, crew, tackle, apparel, furniture, provisions and stores, provided that the weight of stores on board shall not, unless specially agreed, exceed 150 tonnes at any time during the Charter period.

13.	Instructions and Logs

Charterers shall from time to time give the Master all requisite instructions and sailing directions, and the Master shall keep a full and correct log of the voyage or voyages, which Charterers or their agents may inspect as required. The Master shall when required furnish Charterers or their agents with a true copy of such log and with properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterers may require. Charterers shall be entitled to take copies at Owners expense of any such documents, which are not provided by the master.

A controlled copy of Charterers' instructions will be placed on board the Vessel. The instructions in this document shall be followed by the crew. If the Vessel or crew cannot comply with such instructions, immediate notification is required in accordance with Clause 49. In the event of any conflict between the instructions and this Charter, the Charter shall prevail.

Without prejudice and subject to any other provision to the contrary in this Charter, including, for the avoidance of doubt, Clause 66 (Consequential Losses), Owners shall be responsible for any time, cost, delay or loss associated with Vessel deviating from Charterers' voyage instructions, including loading any cargo quantity in excess or short of voyage orders within reasonable tolerance. If a discrepancy arises at a loading terminal, the Master shall notify Charterers immediately and in any event before loading to clarify the situation.

14.    Bills of Lading

(a)
The Master (although appointed by Owners) shall be under the orders and direction of Charterers as regards employment of the Vessel, agency and other arrangements, and shall sign Bills of Lading as Charterers or their agents may direct (subject always to Clauses 36 (a) and 41) without prejudice to this charter. Charterers hereby indemnify Owners against all consequences or liabilities that may arise:

(i)
from signing Bills of Lading in accordance with the directions of Charterers or their agents, to the extent that the terms of such Bills of Lading fail to conform to the requirements of this charter, or (except as provided in Clause 14 (b)) from the Master otherwise complying with Charterers' or their agents' orders;

(ii)	from any irregularities in papers supplied by Charterers or their agents.

(b)
If Charterers by telex, facsimile or other form of written communication that specifically refers to this Clause request Owners to discharge a quantity of cargo either without Bills of Lading and/or at a discharge place other than that named in a Bill of Lading and/or that is different from the Bill of Lading quantity, then Owners shall discharge such cargo in accordance with Charterers' instructions in consideration of receiving the following indemnity, which shall be deemed to be given by Charterers on each and every such occasion and which is limited in value to 200% of the CIF value of the cargo carried on board:

(i)
Charterers shall indemnify Owners and Owners servants and agents in respect of any liability loss or damage of whatsoever nature (including legal costs as between attorney or solicitor and client and associated expenses) which Owners may sustain by reason of delivering such cargo in accordance with Charterers' request.

(ii)
If any proceeding is commenced against Owners or any of Owners' servants or agents in connection with the Vessel having delivered cargo in accordance with such request, Charterers shall provide Owners or any of Owners' servants or agents from time to time on demand with sufficient funds to defend the said proceedings.

(iii)
If the Vessel or any other vessel or property belonging to Owners should be arrested or detained, or if the arrest or detention thereof should be threatened, by reason of discharge in accordance with Charterers' instruction as aforesaid, Charterers shall provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such Vessel or property and Charterers shall indemnify Owners in respect of any loss, damage or expenses caused by such arrest or detention whether or not same may be justified.

(iv)	Charterers shall, if called upon to do so at any time while such cargo is in Charterers' possession, custody or control, redeliver the same to Owners.

(v)
As soon as all original Bills of Lading for the above cargo which name as discharge port the place where delivery actually occurred shall have arrived and/or come into Charterers' possession, Charterers shall produce and deliver the same to Owners whereupon Charterers liability hereunder shall cease.

(vi)
Provided however, if Charterers have not received all such original Bills of Lading by 24.00 hours on the day thirty-six (36) calendar months after the date of discharge, that this indemnity shall terminate at that time unless before that time Charterers have received from Owners written notice that:

aaa) Some person is making a claim in connection with Owners delivering cargo pursuant to Charterers' request or,

bbb) Legal proceedings have been commenced against Owners and/or carriers and/or Charterers and/or any of their respective servants or agents and/or the Vessel for the same reason.

When Charterers have received such a notice, then this indemnity shall continue in force until such claim or legal proceedings are settled. Termination of this indemnity shall not prejudice any legal rights a party may have outside this indemnity.

(v)
Owners shall promptly notify Charterers if any person (other than a person to whom Charterers ordered cargo to be delivered) claims to be entitled to such cargo and/or if the Vessel or any other property belonging to Owners is arrested by reason of any such discharge of cargo.

(vi)
This indemnity shall be governed and construed in accordance with English law and each and any dispute arising out of or in connection with this indemnity shall be subject to the jurisdiction of the High Court of Justice of England.

(c) Owners warrant that the Master will comply with orders to carry and discharge against one or more duly endorsed Bills of Lading from a set of original negotiable Bills of Lading should Charterers so require.

15. Conduct of Vessel's Personnel

If Charterers complain of the conduct of the master or any of the officers or crew, Owners shall immediately investigate the complaint. If the complaint proves to be well founded, Owners shall, without delay, make a change in the appointments and Owners shall in any event communicate the result of their investigations to Charterers as soon as possible.

16.    LNG Retention/Supply for Operational Purposes

a)
Unless Charterers stipulate otherwise, Owners shall retain on board the Vessel following completion of discharge sufficient LNG Heel (which will be agreed with Charterers) to enable the Vessel to arrive at the next load port in a cold and ready to load condition and to remain in that condition for not less than twenty-four (24) hours.

b)	Charterers shall provide and pay for LNG required for cooling the Vessel's cargo tanks and other handling systems to the temperatures necessary to commence loading only in the following circumstances:

(i)
in the event that the quantity of LNG Heel retained on board pursuant to Clause 16 (a) is not sufficient to enable the Vessel to arrive at the next loading port in a cold and ready to load condition unless such insufficiency is the result of an act or omission on the part of Owners or fault of the Vessel;

(ii)	when LNG is required by reason of:

(aa) strikes, quarantine restrictions, seizure under legal process, restraint of labour, none of which arise in connection with the Vessel or crew;

(bb) an act of God, act of war, lock outs, riots, civil commotions, restraint of princes, rulers or people;

(iii)
when LNG is required by reason of any Restricted Period as defined in Appendix C Article 2 (e)(i) to (vi), or by reason of Charterers changing the SAT, or by reason of Charterers ordering the Vessel to steam at any speed other than the Service Speed;

(iv)
upon return of the Vessel to the first load port after any lay-up ordered by Charterers pursuant to Clause 32, after any underwater cleaning ordered under Appendix C Article 11 (a), or after the Vessel has been withdrawn from service at the request or convenience of Charterers as a result of which the Vessel has been warmed up and/or gas freed;

(v)	where the LNG is required and caused by Charterers' breach of this charter.

c)	Owners shall pay for LNG required for gassing up and cooling down the Vessel's cargo tanks at the LNG Price as defined in Clause 52, in all other circumstances, including, but not limited to:

(i)	following periods of off-hire;

(ii)	following Periodical Dry-docking under Clause 24;

(iii)	following requisition under Clause 33;

(iv)
where the LNG is required and caused by Owners' breach of this charter. Quantities required for gas up and cool down shall be in accordance to the cool down tables that shall be provided by Owners to Charterers upon request.

In all cases where Owners are required to pay for LNG required for cooling hereunder, the LNG shall nevertheless be supplied by Charterers who shall be entitled to deduct the cost of such LNG at the LNG Price from the next payment of charter hire due to Owners.

17.	Pilots and Tugs

Owners hereby indemnify Charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots or tugboats, who although employed by Charterers shall be deemed to be the servants of and in the service of Owners and under their instructions (even if such pilots or tugboat personnel are in fact the servants of Charterers, their agents or any affiliated company); provided, however, that the foregoing indemnity shall not exceed the amount to which Owners would have been entitled to limit their liability if they had themselves employed such pilots or tugboats.

18.	Super-Numeraries

Up to two Charterers' representatives may attend on board upon any voyage made under this charter, Owners providing accommodation, provisions and all requisites as supplied to officers, except alcohol.
Charterers shall pay Owners at the rate of United States Dollars fifteen (USD $15.00) per day for each representative while on board the Vessel.

19.	Sub-letting/Assignment/Novation

a)	Charterers may not sub-let the Vessel without, the prior written approval of the Owner, such consent not to be unreasonably withheld.

b)
Owners or Charterers may assign or novate this charier to an Affiliate who has comparable creditworthiness and competence, subject to the prior written approval of the other party, such approval not to be unreasonably withheld. Charterers and Owners shall always remain responsible to Owners or Charterers (as the case may be) for due fulfilment of this charter if the charier is assigned or novated.

c)
Owners may not novate or assign the Charter to a non-Affiliate, save that the Owners may assign the charter to any party directly or indirectly financing the Vessel and the Charterers undertake to sign an acknowledgment of such assignment in form and substance satisfactory to the lessor or other such party. Charterers may novate or assign the charter to a non- Affiliate, but only with Owners' prior written consent.

20.	Final Voyage

If when a payment of hire is due hereunder Charterers reasonably expect to redeliver the Vessel before the next payment of hire would fall due, the hire to be paid shall be assessed on Charterers reasonable estimate of the time necessary to complete Charterers' programme up to redelivery, and from which estimate Charterers may deduct amounts due or reasonably expected to become due for:

(a)	disbursements on Owners behalf or charges for Owners account pursuant to any provision hereof, and

(b)	bunkers and LNG Heel on board at redelivery pursuant to Clause 5.

Promptly, and in any event not later than thirty (30) days after redelivery, any overpayment shall be refunded by Owners or any underpayment made good by Charterers.
Notwithstanding the provisions of Clause 7, if at the time this charter would otherwise terminate in accordance with Clause 7 the Vessel is on a ballast voyage to a port of redelivery or is upon a laden voyage, Charterers shall continue to have the use of the Vessel at the same rate and conditions as stand herein for as long as necessary to complete such ballast voyage, or to complete such laden voyage and return to a port of redelivery as provided by this charter, as the case may be.

21.	Loss of Vessel

Should the Vessel be lost, this charter shall terminate and hire shall cease at noon on the day of her loss; should the Vessel be a constructive total loss, this charter shall terminate and hire shall cease at noon (GMT) on the day on which the Vessel's underwriters agree that the Vessel is a constructive total loss; should the Vessel be missing, this charter shall terminate and hire shall cease at noon (GMT) on the day on which she was last heard of. Any hire paid in advance and not earned shall be returned to Charterers and Owners shall reimburse Charterers for the value of the estimated quantity of bunkers on board at the time of termination, at the price paid by Charterers at the last bunkering port.

22.	Off-hire

(a)	On each and every occasion that there is loss of time (whether by way of interruption in the Vessel's service or, from reduction in the Vessel's performance, or in any other manner whatsoever):

(i)
due to deficiency of personnel or stores; repairs; gas-freeing for repairs; time in and waiting to enter dry-dock for repairs; breakdown (whether partial or total) of machinery, boilers or other parts of the Vessel or her equipment    (including without limitation tank coatings); overhaul, maintenance or survey; collision, stranding, accident or damage to the Vessel; or any other cause whatsoever preventing the efficient working of the Vessel; and such loss continues for more than three consecutive hours (if resulting from interruption in the Vessel's service) or cumulates to more than three hours (if resulting from partial loss of service); or

(ii)	due to industrial action, refusal to sail, breach of orders or neglect of duty on the part of the master, officers or crew; or

(iii)
for the purpose of obtaining medical advice or treatment for or landing any sick or injured person (other than a Charterers' representative carried under Clause 18 hereof) or for the purpose of landing the body of any person (other than a Charterers' representative), and such loss continues for more than three consecutive hours; or

(iv)
due to any delay in quarantine arising from the master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of Charterers or their agents, or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or

(v)
due detention of the Vessel by authorities at home or abroad attributable to legal action against or breach of regulations by the Vessel, the Vessel's owners, or Owners (unless brought about by the act or neglect of Charterers); or

(vi)	due to pre-docking and repair procedure including warming, gas freeing and inerting; or

(vii)
due to scheduled dry-docking and maintenance, maintaining, overhauling, repairing or dry-docking the Vessel and submitting her for survey; waiting for any of the aforesaid purposes; proceeding to or from, and whilst at, any port or place for any of the aforesaid purposes; or

(viii)	due to post-docking or repair procedure including ine1ting, gassing and cooling in excess of that undertaken for normal loading; or

(ix)	due to attack and/ or seizure by pirates, subject to sub-clause 69(g); or

(x)
due to late arrival for allocated opening for canal transit when such late arrival is due to Owners' negligence or Vessel breakdown. Time lost to be counted until next available arrival window of the Vessel as stated by the canal authority; or

(xi)	due to any other circumstances where the Vessel is off-hire under this chatter,

then without prejudice to Charterers' rights under Clause 3 or to any other rights of Charterers hereunder, or otherwise, the Vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which such loss of time commenced; provided, however, that any service given or distance made good by the Vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.

(b)
If the Vessel fails to proceed at any Guaranteed Speed (as defined in Appendix C A1ticle 2 (a) (iv)) pursuant to Clause 26 and Appendix C, and such failure arises wholly or partly from any of the causes set out in Clause 22(a) above, then the following provisions shall apply:

(i)
if the Vessel is unable to maintain a speed of at least 85% of the Guaranteed Speed under Clause 26 in wind and sea state not exceeding Beauf01t force 5, Charterers shall have the option to place the Vessel off-hire but any distance made good by the Vessel whilst off-hire shall be taken into account in accordance with Clause 22(a);

(ii)
except where Charterers have placed the Vessel off-hire pursuant to Clause 22(b)(i), failure of the Vessel to proceed at any Guaranteed Speed shall be dealt with under Clause 26 and Appendix C and the Vessel will not be off-hire under Clause 22.

(c)
Further and without prejudice to the foregoing, in the event of the Vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions of Charterers) for any cause or purpose mentioned in Clause 22 (a), the Vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which the deviation commenced, provided, however, that any service given or distance made good by the Vessel whilst so off-hire shall be taken into account in assessing the amount to be deducted from hire. If the Vessel, for any cause or purpose mentioned in Clause 22 (a), puts into any port other than the port to which she is bound on the instructions of Charterers, the port charges, pilotage and other expenses at such port shall be borne by Owners.    Should the Vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable during any time lost thereby.

(d)
If the Vessel's flag state becomes engaged in hostilities, and Charterers in consequence of such hostilities find it commercially impracticable to employ the Vessel and have given Owners written notice thereof then from the date of receipt by    Owners of such notice until the termination of such commercial impracticability the Vessel shall be off-hire and Owners shall have the right to employ the Vessel on their own account.

(e)	Time during which the Vessel is off-hire under this Charter shall count as part of the charter period except where Charterers declare their option to add off-hire periods under Clause 7 (j).

(f)
All references to "time" in this Charter party shall be references to local time except where otherwise stated. Calculation of Charter Period shall be based on GMT in case there is a time difference between delivery location and redelivery location.

(g)
(i)    If as a consequence of any cause or purpose mentioned in this Clause 22 or in Clause 16 (c), the Vessel presents for loading with tank temperatures other than that which would otherwise allow bulk loading to commence within 1/2 (half) an hour after cooling of the loading arms, any time lost as a consequence thereof, including without limitation any time lost in additional cooling of tanks prior to loading shall count as off-hire and the cost of any LNG supplied for such additional cooling shall be paid for by Owners at the LNG Price.

(ii)	If any LNG is lost as Boil-Off during periods of off-hire, Owners shall reimburse Charterers for the LNG lost at the LNG Price.

Where accurate measurement of LNG lost as Boil-Off during any such off-hire period is impossible for whatever reason, the LNG lost as Boil-Off shall be assumed to have occurred at a constant rate equal to that obtained by measurement between official gaugings of the cargo in question in accordance with Appendix C Article 8 (b). Where, due to the off-hire occurring during a ballast passage, all LNG Heel is lost as Boil-Off prior to the Vessel next commencing to load, such Boil-Off shall be deemed to have occurred at a constant rate equal to that which occurred during the Vessel's last previous ballast voyage.

(h)
If the Cargo Capacity of the Vessel is reduced for any reasons, Charterers shall have the option of putting the Vessel off-hire or using the Vessel, in which case hire shall be reduced pro rata to the reduction in the Vessel's Cargo Capacity from the commencement of loading at the loading port until the Vessel is again ready to load at the next loading port without such reduction in capacity.

(i)	The Vessel shall additionally be off-hire as provided in this Clause 22 whenever there is loss of time:

(i)
as a result of a boycott arising in connection with the business of Owners, the terms or conditions of employment of Owners' servants, or employment, trades, or cargoes of the Vessel other than under this Charter;

(ii)
due to restraint or interference in the Vessel's operation by any governmental authority in connection with the ownership, registration, or obligations of Owners or the Vessel, or stowaways, or in connection with smuggling or other prohibited activities, unless such restraint or interference involves a cargo carried under this Charter, or Charterers themselves, or the shippers or receivers of such a cargo; or

(iii)
due to strikes, labour boycotts or any other discrimination/difficulties against the Vessel because of previous trade and/or the ownership and/or flag and/or officers and crew and/or officers and crews' employment conditions;

Without prejudice to and subject to any other provisions in this charter to the contrary, including, for the avoidance of doubt, Clause 66 (Consequential Losses), all losses, damages and expenses directly or indirectly incurred thereby (including bunkers consumed) shall be for Owners' account.

(j)
In the event that the Vessel is off-hire for any reason other than in connection with periodical dry-docking pursuant to Clause 24 for any period in excess of forty (40) consecutive days or exceeding sixty (60) days in any period of one hundred and twenty (120) days, Charterers shall have the option to terminate this charter by giving notice in writing with effect from any date stated in such notice provided that the Vessel is free of cargo (other than LNG Heel) at the time when such notice becomes effective. This Clause 22(j) is without prejudice to any other rights or obligations of Owners or Charterers under this Charter. For the purposes of this Clause 22(j), in the event of partial loss of service, the period of off-hire shall be the total period during which the Vessel is not fully efficient rather than the resulting loss of time.

23.	Ship to Ship Transfers and FPSOIFSRU Cargo Operations

a)
Owners shall allow a transhipment of the cargo to another ship or floating storage re-gasification unit (FSRU) or loading from an LNG floating production storage and offloading unit (LNG-FPSO) to be carried out, provided that a suitably documented formalised risk assessment is carried out, identifying potential hazards, probability and consequences and all risks identified can be mitigated adequately to the reasonable satisfaction of Charterers and Owners.

b)
Subject to Clause 23(a), such cargo operation shall be carried out in accordance with the recommendations set out in the latest version of ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases), and SIGTTO's "Considerations for Planning a Ship-to-Ship Transfer of LNG" as amended from time to time. Owners shall permit, at Charterers' expense, personnel nominated by Charterers to attend any pre operation risk assessment workshops and to attend on board, subject to Clause 18, to observe in the transhipment operation although such operation shall always be the responsibility of Owners. All expenses incurred for the Ship-to-Ship Transfer shall be for the Charterer's account, except insofar as Owner is otherwise obliged to bear such costs in accordance with this charter.

24.	Periodical Drydocking

(a)
Owners shall drydock the Vessel at least twice in any five year period for the purposes of maintaining the Vessel's underwater area and anti-fouling coating system, undergo cargo tank inspection and to effect equipment overhaul, scheduled maintenance, other necessary repairs, and re-certification, so that the Vessel is fit in every way for service under this charter. Provided that Owners can demonstrate to the Charterers satisfaction that a performing five year coating system has been applied to the hull and that Owners have in place a suitable plan to carry out required shut down maintenance during the mid-term of the special survey period, intermediate dockings will be permitted to be carried out afloat.

(b)
On each occasion Owners shall propose to Charterers a date on which they wish to drydock the Vessel, not less than three (3) calendar months before such date, and Charterers shall offer a port for such periodical drydocking and shall make reasonable endeavors to make the Vessel available as near to such date as practicable.

(c)	Owners shall put the Vessel in drydock at their expense as soon as practicable after Charterers place the Vessel at Owners' disposal clear of cargo other than natural gas vapour.

(d)
If a periodical drydocking is carried out in the port offered by Charterers, the Vessel shall be off-hire from the time when she is released to proceed to the dry dock port until she next presents for loading in accordance with Charterers' instructions, provided, however, that Charterers shall credit Owners with the time which would have been taken on passage at the Service Speed had the Vessel not proceeded to drydock. All fuel consumed shall be paid for by Owners but Charterers shall credit Owners with the value of the fuel which would have been used on such notional passage calculated at the guaranteed daily consumption for the Service Speed, and shall further credit Owners with any benefit they may gain in purchasing bunkers at the dry dock port. However;

a.
provided that Owners exercise due diligence in gas-freeing, any time lost in gas-freeing to the standard required for entry into drydock for cleaning and painting the hull shall not count as off-hire, whether lost on passage to the drydocking port or after arrival there (notwithstanding Clause 22), and;

b.
any additional time lost in further gas-freeing to meet the standard required for hot work or entry to cargo tanks shall count as off-hire, whether lost on passage to the drydocking port or after arrival there.

Any time which, but for sub-Clause (a) above, would be off-hire, shall not be included in any calculation under Appendix C.

The expenses of gas freeing, including without limitation the cost of bunkers, shall be for Owners' account.

(e)
Any natural gas vapour lost in gas freeing for the purpose of drydocking shall be for Charterers' account provided that during the last discharge prior to drydocking Owners shall use their reasonable endeavours to pump out the maximum amount of cargo. If the discharging terminal prior to dry dock requires the Vessel to retain LNG heel up to 800 cubic meters, Owners shall purchase such heel at the fuel oil equivalent price defined in Clause 26 (f).

(f)
If Owners require the Vessel, instead of proceeding to the offered port, to carry out periodical drydocking at a special port selected by them, the Vessel shall be off-hire from the time when she is released to proceed to the special port until she next presents for loading in accordance with Charterers' instructions, provided, however, that Charterers shall credit Owners with the time which would have been taken on passage at the Service Speed had the Vessel not proceeded to drydock. All fuel consumed shall be paid for by Owners but Charterers shall credit Owners with the value of the fuel which would have been used on such notional passage calculated at the guaranteed daily consumption for the Service Speed, and shall further credit Owners with any benefit they may gain in purchasing bunkers at the special port.

(g)
Notwithstanding the Clause 22(a), provided that Charterers have been previously notified and agreed to the period in advance, Charterers shall permit Owners to undertake preventative maintenance for a period that shall not exceed forty-eight (48) hours following a six (6) month period when the Vessel has remained continuously on-hire. The following maintenance procedures shall be permitted during this window:

(i)	condenser cleaning;

(ii)	main boiler and turbine safety system testing;

(iii)	boiler inspections;

(iv)	LSA and FFA maintenance (to include routine servicing of life rafts, testing of lifeboats and fixed fire fighting systems;

(v)	propeller polishing;

(vi)	hull scrubbing; and

(vii)	other shut down maintenance work that is approved by the Charterer.

25.	Ship Inspection

Charterers or their representatives shall have the right at any time during the charter period to undertake:

(i)	inspections, operational and condition audits of the Vessel and crew and;

(ii)	audits of Owners' office or Vessel's technical manager as they may consider necessary provided Charterers give advance notice and said audit can be arranged within a mutually agreeable time period.

Owners shall afford all necessary co-operation and accommodation on board provided, however:

(a)
that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Cha1ierers of such right shall in any way reduce the Master's or Owners' authority over, or responsibility to Charterers or third parties for, the Vessel and every aspect of her operation, nor increase Charterers' responsibilities to Owners or third parties for the same;

(b)	that any cost incurred by such inspection shall be for Charterers' account provided such costs have been disclosed to and approved by Charterers in advance;

(c)	that any inspection carried out by Charterers shall be made without interference with or hindrance to the Vessel's safe and efficient operation, and shall be limited to a maximum of two persons; and

(d)	that any overnight stays shall be subject to Clause 18.

26.	Key Vessel Performance Criteria

Subject to Appendix C, Owners guarantee that:

(a)	the Laden Service Speed shall be 19.5 knots;

(b)	the Ballast Service Speed shall be 19.5 knots;

(c)	the Minimum Speed shall be 13 knots;

(d)	the Vessel shall be capable of loading and discharging the cargo as follows:

(i)
a full cargo may be loaded within 14.5 hours if the Vessel's cargo tanks are colder than the tank design temperature for commencement of loading, excluding the time for connecting; disconnecting; cooling down; topping up and custody transfer measurement, and provided that the loading terminal is capable of pumping at least 10,000 cubic meters of LNG per hour to the Vessel at not less than 5 bar (gauge) pressure at the flange connection between ship and terminal utilising a minimum of two liquid loading arms and provided that the terminal is capable of receiving all return vapour from the Vessel that may be generated when loading the Vessel at the above specified flow rate of LNG;

(ii)
a full cargo may be discharged within 12 hours, excluding the time for connecting; disconnecting; cooling down; starting up pumps; ramping up; ramping down for stripping at end of discharge and custody transfer measurement, and provided that the discharge terminal is capable of receiving LNG at a rate of at least 12,500 cubic meters of LNG per hour with a back pressure at the flange connection between ship and terminal not exceeding 155 metres of liquid LNG of specific gravity of 0.47 utilising a minimum of two liquid unloading arms. The terminal must also be capable of providing sufficient return vapour to the Vessel to compensate for the displacement of the LNG being discharged from the Vessel;

(iii)	if Charterers request either slow loading or slow discharging, Owners shall permit such operations.

(e)	the Vessel's guaranteed maximum fuel consumption for weather conditions not exceeding Beaufort force 5 shall be:

	Tonnes of Fuel Oil Equivalent/day
Speed	Laden	Ballast
19,5	188	185
19,0	175	173
18,5	166	164
18,0	158	155
17,5	149	146
17,0	141	139
16,5	133	133
16,0	125	125
15,5	119	119
15,0	114	114
14,5	108	108
14,0	103	103
13,5	98	97
13,0	94	92

(f)
The fuel oil equivalent factor (tonnes fuel oil per cubic metre of LNG) shall be calculated using actual bunker survey reports and LNG quality reports and shall be agreed upon by both Owners and Charterers.

(g)
the maximum laden Boil-Off shall be zero point one five percent (0.15%) per day of the Cargo Capacity on fully laden sea passages (or pro rated by the number of tanks in use if one or more tanks are empty during the laden passage);

(h)
the maximum ballast Boil-Off shall be zero point one five percent (0.15%) per day of the Cargo Capacity where the previous sea passage was fully laden (or pro rated by the ratio of the number of tanks previously used to the total number of cargo tanks if all tanks were not utilised for the carriage of cargo on the previous laden passage).

27.	Salvage

Subject to the provisions of Clause 22 hereof, all loss of time and all expenses (excluding any damage to or loss of the Vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Owners and Charterers provided that Charterers shall not be liable to contribute towards any salvage payable by Owners arising in any way out of services rendered under this Clause 27. All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after deducting the master's, officers' and crew's share.

28.	Lien

Owners shall have a lien upon all cargoes and all freights, sub-freights and demu11'age for any amounts due under this charter.

29.	Exceptions

(a)
The Vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the Vessel; fire, unless caused by the actual fault or privity of Owners; collision or stranding; dangers and accidents of the sea; explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery; provided, however, that Clauses 1, 2, 3, 22, 26 and 62 hereof shall be unaffected by the foregoing. Further, neither the Vessel, her master or Owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs, riots, restraints of labour, civil commotions or arrest or restraint of princes, rulers or people.

(b)	The Vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of Vessels in distress and to deviate for the purpose of saving life or property.

(c)	Clause 29 (a) shall not apply to, or affect any liability of Owners or the Vessel or any other relevant person in respect of:

(i)
loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe or crane or other works or equipment whatsoever at or near any place to which the Vessel may proceed under this charter, whether or not such works or equipment belong to Charterers; or

(ii)
any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. Any such claim shall be subject to the Hague-Visby Rules or the Hague Rules or the Hamburg Rules, as the case may be, which ought pursuant to Clause 39 hereof to have been incorporated in the relevant Bill of Lading (whether or not such Rules were so incorporated) or, if no such Bill of Lading is issued, to the Hague-Visby Rules unless the Hamburg Rules compulsorily apply in which case to the Hamburg Rules.

(d)
In particular and without limitation, the foregoing subsections (a), (b) and (c) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire or Boil-Off or bunkers consumed during periods of off-hire.

30.	Injurious Cargoes

No acids, explosives or cargoes injurious to the Vessel shall be shipped and without prejudice to the foregoing any damage to the Vessel caused by the shipment of any such cargo, and the time taken to repair such damage, shall be for Charterers account. No voyage shall be unde1iaken, nor any goods or cargoes loaded, that would expose the Vessel to capture or seizure by rulers or governments.

31.	Disbursements

Should the master require advances for ordinary disbursements up to a cap of United States Dollars twenty-five thousand ($25,000) at any port, Charterers or their agents shall make such advances to him, in consideration of which Owners shall pay a commission of two and a half per cent, and all such advances and commission shall be deducted from hire.

32.	Laying-up

(a)
Charterers shall have the option, after consultation with Owners, of requiring Owners to lay up the Vessel at a safe place nominated by Charterers, taking into account questions of maintenance access and security and with Owners consent and always subject to Clause 4, in which case the hire provided for under this charter shall be adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay up. Charterers may exercise the said option any number of times during the charter period.

(a)
Should the Vessel, on Charterers instructions, be laid-up at the expiration of the charter, Charterer shall pay a lump sum ofUSD$40,000 in respect of cleaning the Vessel's hull, such payment to be made within 5 Banking Days of receipt of Owners' invoice. All being equal Charterers shall have the option of providing an alternative hull scrubber if the cost of Charterers proposal is less than USD$40,000.

33.	Requisition

Should the Vessel be requisitioned by any government, de facto or de jure, during the period of this charter, the Vessel shall be off-hire during the period of such requisition, and any hire paid by such governments in respect of such requisition period shall be for Owners account. Any such requisition period shall count as part of the charter period.

34.	Outbreak of War

If war or hostilities break out between any two or more of the following countries: United States of America, the countries or republics having been part of the former U.S.S.R (except that declaration of war or hostilities solely between any two or more of the countries or republics having been part of the former USSR shall be exempted), Peoples Republic of China, United Kingdom, and the country that the Vessel is registered in, then both Owners and Charterers shall have the right to cancel this charter provided that such war or hostilities materially and adversely affect the trading of the Vessel for a period of at least thirty (30) days.

35.	Additional War Expenses

(a)
If the Vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war, Charterers shall reimburse Owners for any additional insurance premiums, crew bonuses and other expenses which are reasonably incurred by Owners as a consequence of such orders, provided that Charterers are given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Owners obtain from their insurers a waiver of any subrogated rights against Charterers in respect of any claims by Owners under their war risk insurance arising out of compliance with such orders.

(b)
Any payments by Charterers under this Clause will only be made against proven documentation. Any discount or rebate refunded to Owners, for whatever reason, in respect of additional war risk premium shall be passed on to Charterers.

(c)
Charterers shall have the option of providing war risk coverage for the Vessel, subject to Owners' consent, such consent not to be unreasonably withheld. Charterers shall always make Owners aware of the cover limits to ensure Owners have excess War P&I cover available under their respective P&I Club entries.

36.	War Risks

(a)
The master shall not be required or bound to sign Bills of Lading for any place which in his or Owners reasonable opinion is dangerous or impossible for the Vessel to enter or reach owing to any blockade, war, hostilities, warlike operations, civil war, civil commotions or revolutions.

(b)
If in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out in Clause 36 (a) or by the operation of international law, dangerous, impossible or prohibited for the Vessel to reach or enter, or to load or discharge cargo at, any place to which the Vessel has been ordered pursuant to this Charter (a "place of peril"), then Charterers or their agents shall be immediately notified in writing or by radio messages, and Charterers shall thereupon have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place within the trading limits of this Charter (provided such other place is not itself a place of peril). If any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place suitable for the discharge of LNG which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfilment of Owners obligations under this charter so far as cargo so discharged is concerned.

(c)
The Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the Vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such directions or recommendations. If by reason of or in compliance with any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation. If by reason of or in compliance with any such direction or recommendation the Vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the Vessel may proceed to any place which the master or Owners in his or their discretion select and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owners' obligations under this charter so far as cargo so discharged is concerned.

Charterers shall procure that all Bills of Lading issued under this Charter shall contain the Chamber of Shipping War Risks Clause 1952.

37.	Both to Blame Collision Clause

If the liability for any collision in which the Vessel is involved while performing this Charter falls to be determined in accordance with the laws of the United States of America, the following provision shall apply:

"If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against all loss, or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier."

"The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact."

Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the Vessel is involved falls to be determined in accordance with the laws of the United States of America.

38.	New Jason Clause

General average contributions shall be payable according to York/Antwerp Rules, 1994, as amended from time to time, and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following provision shall apply:

"In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo."

"If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery."

Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing te1ms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

39.	Clause Paramount

Charterers shall procure that all Bills of Lading issued pursuant to this charter shall contain the following:

"(a) Subject to sub-clause (b) or (c) hereof, this Bill of Lading shall be governed by, and have effect subject to, the rules contained in the International Convention for the Unification of Ce1iain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the "Hague Rules") as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the "Hague-Visby Rules"). Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities under the Hague-Visby Rules."

"(b) If there is governing legislation which applies the Hague Rules compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules."

"(c) If there is governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the "Hamburg Rules") compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules."

"(d) If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, or Hague Rules, or Hamburg Rules, as applicable, such term shall be void to that extent but no further."

"(e) Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit his liability under any available legislation and/or law."

40.	Insurance/ITOPF

Owners warrant that the Vessel is now, and will, throughout the duration of the charter:

(a)	be owned or demise chartered by a member of the International Tanker Owners Pollution Federation Limited;

(b)	be properly entered in a reputable P&I Club that is a member of the International Group of P&I Clubs;

(c)
have in place insurance cover for oil pollution for the maximum on offer through the International Group of P&I Clubs but always a minimum of United States Dollars 1,000,000,000 (one thousand million);

(d)	have in full force and effect Hull and Machinery insurance placed through reputable brokers on Institute Time Clauses to a value as would be procured by a first class operator of similar such vessels.

Owners will provide, within a reasonable time following a request from Charterers to do so, documented evidence of compliance with the wa11'anties given in this Clause 40.

41.	Export Restrictions

The master shall not be required or bound to sign Bills of Lading for the ca11'iage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.

Charterers shall procure that all Bills of Lading issued under this charter shall contain the following clause:

"If any laws rules or regulations applied by the government of the country in which the cargo was produced and/or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo, or such part of it as may be affected, which alternative place shall not be subject to the prohibition, and ca11'iers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fail to nominate an alternative place within 72 hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract contained in this Bill of Lading so far as the cargo so discharged is concerned".

The foregoing provision shall apply mutatis mutandis to this charter, the references to a Bill of Lading being deemed to be references to this charter.

42.	Business Principles

Owners and Charterers agree to execute this charter and operate the vessel under proper business and HSSE practices.

43.	Drugs and Alcohol

Owners warrant that they have in force an active policy covering the Vessel which meets or exceeds the standards set out in the "Guidelines for the Control of Drugs and Alcohol On Board Ship" as published by the Oil Companies International Marine Forum (OCIMF) dated January 1990 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the charter period, and Owners will exercise due diligence to ensure the policy is complied with.

44.	Pollution and Emergency Response

Owners are to advise Charterers of organisational details and names of Owners personnel together with their relevant telephone/facsimile/e-mail details, including the names and contact details of Qualified Individuals for OPA 90 response, who may be contacted on a 24-hour basis in the event of oil spills or emergencies.

Notice to Owners' Pollution and Emergency Response Department: Attn.     Duty Officer
Address : Golar Wilhelmsen Management A/S
Telephone : + 47 97 66 49 92 /
+47 67 58 47 00
Fax : +47 67 58 47 72
E-mail    : WSM.OSLO.GOLAR@golarwilhelmsen.com Cc: operations@golar.com, operations@golarops.com

Notice to Owners' Pollution and Emergency Response Department: Attn.     Duty Officer
Address : Golar Wilhelmsen Management A/S
Telephone : + 47 97 66 49 92 /
+47 67 58 47 00
Fax : +47 67 58 47 72
E-mail    : WSM.OSLO.GOLAR@golarwilhelmsen.com Cc: operations@golar.com, operations@golarops.com

45.	ISPS Code/USMTSA 2002

This clause 45 makes reference to the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS ("ISPS Code") and the US Maritime Transportation Security Act 2002 ("MTSA").

(a) (i) During the currency of this charter, Owners shallprocure that both the Vessel and “the Company” (as defined by the ISPS Code) and the “owner (as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company” and the requirements of the MTSA relating to the Vessel and the “owner”. Upon request Owners shall provide documentary evidence of compliance with this Clause 35 (a) (i).

(ii) Except as otherwise provided in this charter, loss, damage, expense or delay, caused by failure on the part of Owners or "the Company"/"owner" to comply with the requirements of the ISPS Code/MTSA or this Clause shall be for Owners' account.
(b) (i) Charterers shall provide Owners/Master with their full style contact details and shall ensure that the contact details of all sub-charterers are likewise provided to Owners/Master. Furthermore, Charterers shall ensure that all sub-Charter parties they enter into during the period of this charter contain the following provision:
"The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the Charter party shall ensure that the contact details of all sub-charterers are likewise provided to the Owners".

(ii) Except as otherwise provided in this charter, loss, damage, expense or delay, caused by failure on the part of Charterers to comply with this sub-Clause 45 (b) shall be for Charterers' account.

(c)
Notwithstanding anything else contained in this charter costs or expenses related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for Charterers' account, unless such costs or expenses result solely from Owners' negligence in which case such costs or expenses shall be for Owners' account. All measures required by Owners to comply with the security plan required by the ISPS Code/MTSA shall be for Owners' account.

(d)	Notwithstanding any other provision of this Charter, the Vessel shall not be off-hire where there is a loss of time caused by Charterers' failure to comply with the ISPS Code/MTSA.

(e)	If either party makes any payment, which is for the other party's account according to this Clause, the other party shall indemnify the paying party.

46.	Law and Litigation

(a)	This charter and any non-contractual obligations arising out of or in connection with it shall be construed and the relations between the parties determined in accordance with the laws of England.

(b)
Each of the parties hereto hereby submits to the exclusive jurisdiction of the High Court of London for the purposes of all legal proceedings arising out of or relating to this charter, any non-contractual obligations arising out of or in connection with it or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(c)
It shall be a condition precedent to the right of any party to a stay of any legal proceedings in which maritime property has been, or may be, arrested in connection with a dispute under this charter, that that party furnishes to the other party security to which that other party would have been entitled in such legal proceedings in the absence of a stay.

(d)
i) Notwithstanding any other provision of Clause 46, in respect of which this sub clause (d) shall prevail, if any dispute arises between the parties arising out of or in connection with either the Owners refusal to consent to transit any High Risk Piracy Area ("Piracy Dispute"), the Piracy Dispute shall be referred to arbitration in London before a tribunal of three (3) persons who shall all be full members of the London Maritime Arbitrators Association ("LMAA"). The parties hereto shall each appoint one arbitrator and the two so chosen shall appoint a third. The arbitration proceedings shall be conducted in accordance with the then current rules of the LMAA subject to the provisions of sub clause 46(d) (ii).

(ii)	The arbitration proceedings in respect of any Piracy Dispute shall be conducted on an expedited basis as follows:

(a)
Within three (3) Banking Days of receipt of notice of appointment of an arbitrator in respect of a Piracy Dispute from one party (the "Claimant"), the other party (the "Respondent") shall appoint its arbitrator and give notice of such appointment to the Claimant. The parties shall each appoint an arbitrator who has confirmed in writing (and such confirmation shall be disclosed to the other party on request) their ability and willingness to adhere to the timetable set out below (the "Agreed Timetable").

(b)
The Claimant shall serve its claims submissions (together with all documents, statements and other materials in support of their case) upon the Respondent within four (4) calendar days of the appointment by the Claimant of their arbitrator.

(c)	The Respondent shall serve its defence submissions (together with all documents, witness statements and other materials in support of their case) on the Claimant within seven (7) calendar days of receipt of the claims submissions.

(d)
The Claimant shall serve any reply submissions (together with any additional documents, supplementary witness statements and materials in support of their case) upon the Respondent within three (3) calendar days of receipt of the defence submissions.

(e)
The Respondent shall serve any rejoinder submissions (together with any additional documents, supplementary witness statements and materials in support of their case) upon the claimant within three (3) calendar days of receipt of the reply submissions at which stage the exchange of pleadings shall be closed ("Close of Pleadings") and neither party shall be entitled to serve further written submissions.

(f)
Within seven (7) calendar days of Close of Pleadings the parties shall mutually exchange any expert reports upon which they wish to rely and within five (5) calendar days of such exchange the parties shall exchange any supplementary experts’ reports. No further experts' reports shall be produced after the exchange of supplementary experts reports.

(g)
There shall be no oral hearing and the arbitration tribunal shall produce its fully reasoned award ("Award"), on the basis of the written submissions, experts’ reports and documentary, statement and other material produced to the tribunal by each of the parties, within fourteen (14) days of the date for exchange of experts reports or supplementary experts reports (whichever is later).

(h)	The Award shall be final and binding and there shall be no right of appeal.
It is agreed between the parties that time is of the essence in relation to the conduct of the expedited arbitration proceedings referred to herein. As such, it is agreed that if a party fails to serve a submission or experts’ report by the due date, that party shall be deemed to have waived its right to serve that submission and/or experts’ report and the proceedings shall continue without interruption and the tribunal shall proceed to its Award in accordance with the Agreed Timetable.

47. Confidentiality

All terms and conditions of this charter arrangement shall be kept private and confidential, unless Owners or Charterers are required to disclose information contained herein in the following circumstances:

(a)	for audit purposes; or

(b)	for Charterers compliance with LNG Sale and Purchase Agreements; or

(c)
when such disclosure is required by law or by the rules of any recognised stock exchange, or governmental or other regulatory body or by a court or other authority of competent jurisdiction provided that, to the extent the disclosing party is legally permitted to do so, it gives the non-disclosing party as much notice of this disclosure as possible and where disclosure to any recognised stock exchange is desired but not required by its rules, Owners shall not disclose the Charterers' name or the name of any Affiliates of Charterers, and the daily hire rate shall not be quoted; or

(d)	when such disclosure is required by any tax authority to the extent reasonably required for the purposes of the tax affairs of the Party concerned or any member of its group

Provided that, where notice of disclosure is not prohibited under (c) or (d) above and is given in accordance with this Clause 47, the disclosing Party shall take into account the reasonable requests of the non-disclosing Party in relation to the content of any such disclosure.

48.	Construction

The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof.

49.	Notices

a)	Whenever written notices are required to be given by either party to the other party, such notices shall be sent by fax, registered mail, e-mail or registered airmail to the following addresses:

Notice to Owners:
Attn.    : Marius Foss
Address    : Fridtjof Nansens Plass 4, 0160 Oslo, Norway
Telephone: Dir.: +47 23 11 40 05- Mob: +47 906 88 056
Fax    : +44 207 063 7901
Email    : marius.foss@golar.com
Cc: operations@golarops.com

Notice to Charterers:
Attn.    : Marius Foss
Address    : Fridtjof Nansens Plass 4, 0160 Oslo, Norway
Telephone: Dir.: +47 23 11 40 05- Mob: +47 906 88 056
Fax    : +44 207 063 7901
Email    : marius.foss@golar.com
Cc: operations@golarops.com

Notice to Owners' Operations Department: Attn.	: Duty Officer
Address    : Fridtjof Nansens Plass 4, 0160 Oslo, Norway
Telephone    : Dir.: +47 23 11 41 33- Mob: +47 908 00 472
Fax    : +44 207 063 7901
FAO : Daniel.Moore@golar.com
CC :operations@golar.com, operations@golarops.co

Notice to Charterers' Operations Department: Attn.    : Duty Officer
Address    : Fridtjof Nansens Plass 4, 0160 Oslo, Norway
Telephone    : Dir.: +47 23 11 41 33- Mob: +47 908 00 472
Fax    : +44 207 063 7901
FAO : Daniel.Moore@golar.com
CC :operations@golar.com, operations@golarops.com

or to such other addresses as the parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause.

b)	Any notice required under this charter to be given in writing shall be deemed to be duly received only:

i)
In the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a working day at the place of receipt otherwise at the commencement of normal business on the next such working day.

ii)
In the case of a facsimile or e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00- 17:00) in the country of receipt, otherwise at the commencement of normal business hours on the next working day at the place of receipt.

50.	Invoices

All invoices should be sent to the following contacts and shall be deemed to be duly received as per Clause 50(b). Delivery of invoices via Email is acceptable and in which case hard copies are not required.

To Owners:
Golar Grand Corporation
c/o Golar Management Ltd
13th Floor, One America Square
17 Crosswall
EC3N 2LB
UK
FAO: roger.swan@golar.com Lisa.ebsworth@golar.com

To Charterers:
Golar Trading Corporation
c/o Golar Management Ltd
13th Floor, One America Square
17 Crosswall
EC3N 2LB
UK
FAO: roger.swan@golar.com Lisa.ebsworth@golar.com

51.	Ship Contact details

The Vessel's contact details are as follows:
Telephone    : Sevsat: +44 203 145 4921 (Bridge)
Fax    : +870 7650 76 248
E-mail    : master.golargrand@ship.golarwilhelmsen.com

52.	Definitions

In this charter, save where the context otherwise requires, the following words and expressions shall have the meanings respectively assigned to them in this Clause;

"*"

"Affiliate"

"Banking Days"

"Boil-Off'

"Cargo Capacity"

means delete as applicable.

means, with respect to any party, a person that controls, is controlled by, or is under common control with, such party. For the purposes of this definition, the term "control" means the beneficial ownership of fifty percent (50%) or more of the voting shares of a company or other entity, as applicable, or of the equivalent rights to determine the decisions of such a company or other entity.

means any day on which banks are open in each of New York and London.

means the vapour, which results from vaporisation of LNG in the cargo tanks.

means 98.5% of the gross tank volume of the Vessel's cargo tanks

"Certificate of Financial Responsibility"    means    a    certificate    of    financial
responsibility as required by the US Oil Pollution Act 1990.

"Fuel Oil Equivalent" refers collectively to its two components, fuel oil and Boil-Off gas and is measured in metric    tonnes applying the fuel oil equivalent factor set out in Clause 26 (f).

"Fuel Price" means last invoiced price per increment of volume bunkered in USD $ per metric tonne (or relevant volumetric unit)

"Gas Free" means the Vessel's cargo tanks are free off all natural gas vapour and under an atmosphere of inert gas.

"LNG"	means natural gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure.

"LNG Heel" means cargo retained in the cargo tanks on completion of discharge.

"LNG Price" means the ex-ship price of LNG in USD/mmBtu at the port where the LNG was retained, based upon composition of LNG at discharge; except for LNG supplied for gassing up or cool down at a loading port, and for excess LNG boiled off on ballast leg, where the price will be based on the price charged by the terminal for cool down LNG.

"Service Speed" shall have the meaning ascribed to it m Appendix C, Article 1. (a).

"Radioactivity"	means ionizing radiations from or contamination by radioactivity from nuclear fuel, nuclear waste or from the

combustion	of nuclear fuel,	or the
radioactive installation, assembly.	properties of any reactor or other	nuclear nuclear

53.	Claim Validity Period

Any claims arising under this charter must be brought within twelve (12) months of the conclusion of the cha1ier.

54.	Eligibility & Compliance

At all times during this charter:

(a)
the Vessel shall be in all respects eligible under applicable conventions, laws and regulations for, and shall not be prevented for any reason whatsoever from, trading to and from the ports and places permitted in Clause 4 of this charter;

(b)
the Vessel shall comply with all applicable conventions, laws, rules and regulations of any international, national, state or local government entity having jurisdiction and shall have on board for inspection by the authorities all necessary certificates, records, letters and other documents evidencing such compliance, including but not limited to certificates evidencing compliance with international and US oil pollution regulations, SOLAS 1974, as amended, MARPOL 1973/1978; and

(c)
the Vessel shall comply fully with all applicable U.S. Federal, U.S. Coastguard and State laws, rules, orders, regulations, guidelines and circulars now in effect and which may be promulgated (and subsequent amendments and successors thereto) including, but not limited to, the following provisions relating to maritime safety and oil pollution response or air emissions regulations :

(i)	the U.S. Federal Water Pollution Control Act (as amended by the Clean Water Act of 1977 (Water Pollution));

(ii)	the U.S. Oil Pollution Act of 1990 and the governmental regulations issued thereunder ("OPA-90");

(iii)	the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980; and

(iv)	the U.S. Port and Tanker Safety Act;

(v)	the U.S. Coastguard Navigational and Vessel Inspection Circular No.
8-92;

(vi)	the Code of Federal Regulations; and

(vii) implementation of an ECA zone within U.S. waters; and

(viii) the compliance with practices and limits for the regulated effluents as per the US Environmental Protection Agency's Vessel General Permit (VGP) requirements under the authority of the Clean Water Act (CWA) requirements for National Pollutant Discharge Elimination System (NPDES) program.

(d)
the Vessel shall have on board throughout the charter any certificates or other OPA documentation required under the laws, rules, orders, regulations, guidelines and circulars required in sub Clauses (a)-(c) hereof and evidencing such compliance, which shall include but not be limited to a U.S. Coastguard Certificate of Financial Responsibility for Oil Pollution ("COFR") together with a similar certificate for hazardous substances and a Tanker Vessel Examination Letter ("TVEL"). Owner shall arrange, at Owners' expense, to have in place all such OPA documentation and COFRs required to allow the Vessel to trade in the USA.

(e)
and prior to delivery, Owners or the Vessel's operator shall have a U.S. Coastguard approved response plan for the Vessel ("VRP") which meets the full requirements of OPA-90 and of the US Coastguard. The Vessel shall at all time be operated in accordance with the VRP. Charterers shall reimburse Owners for all port specific OPA charges (including but not limited to additional premium to maintain P&I cover) incurred by the Vessel calling at ports in the USA in accordance with Charterers' orders. Requirements of a similar nature imposed by other countries after the date of this Charter shall be treated in the same way.

(f)
all necessary waivers are or will be held if the Vessel does not at any time comply with any U.S. Coastguard regulations now in effect or to be promulgated. Owners shall advise Charterers of all such waivers, including period of validation and reason(s) for waiver.

(g)
Owners shall ensure that the Vessel is free to trade to the USA and if Certificate of Compliance (CoC) is not available at the commencement of the Charter, then an inspection shall be carried prior to arrival at the first USA port or on arrival at the first USA port. Any delay incurred carrying out this initial inspection that exceeds nine (9) hours shall be classified as off-hire. Charterers shall provide sufficient notice to Owners to allow Owners to comply with the rules and regulations in USA and LNG Terminals not listed in Appendix A.

(h)
if the Vessel is required to discharge at a US port during this Charter, the Owners are required to install an AIS Pilot Plug as defined by SOLAS regulations. Specific regulations can be found in Chapter V, Regulation 19 and in Title 33 Code of Federal Regulations §164.46 Automatic Identification System (AIS), Paragraph (d) "The AIS Pilot Plug, on each vessel over 1600 gross tons on an international voyage, must be available for pilot use, easily assessable from the primary conning position of the vessel, and near a 120 Volt, AC power, 3-prong receptacle." Additional information regarding proper installation of the AIS Pilot Plug can be found in IMO SN/Circ. 227.

(i)
if the Vessel is required to discharge at a Japanese port during this charter, the Owner is required to start the Japanese customs approval process for the CTMS and cargo tank tables immediately upon notification by Charterer. Furthermore, Owner shall ensure Vessel has appropriate Social Responsibility insurance. Any costs incurred as a result of ensuring the Vessel has appropriate Social Responsibility insurance shall be for Charterer's account. The Vessel shall comply with Japanese customs approvals requirements throughout the Charter Period.

(j) when calling at LNG terminals located in ports in the European Union, Vessel must be able to meet the requirements of EU Council Directives 1999/32/EC dated 26 April1999 and 2005/33/EC dated 6 July 2005 either directly or through the Vessels availability to bum natural gas in port and whilst alongside the berth

(k) the Vessel shall be in compliance with OCIMF recommendations for the Safe Working Load (SWL) of bitts and chocks used for attaching tugs lines to the LNG carrier. In addition the Vessel shall have an escort/pullback bitt and chock located on the stem, as close as possible to the centreline of the carrier with a SWL of 200 tonnes. Modifications for compliance shall be at Owners' time and cost for which Charterers shall work with Owners to accommodate time in the Vessels schedule.

Any delays, losses, expenses or damages arising from failure to comply with this Clause shall be for Owners' account and Owners shall fully indemnify Charterers therefor. Charterers shall not be liable for any delay caused by the Vessel's failure to comply with the foregoing warranty.

For any time lost due to a breach of this Clause the Vessel shall be off-hire, and any expenses incurred due to such breach (including bunkers consumed) shall be for Owners' account.

55.	Vapour Pressure

Owners undertake that the Vessel will arrive at each discharge port or terminal with the Vessel and its cargo in such a condition that the vapour pressure in the Vessel's cargo tanks meets the requirements of the discharging port or terminal as advised to Owners, provided sufficient notice is given by Charterers. In any event, Owners will follow vapour pressure instructions received from Charterers and will not allow vapour pressure to increase beyond the pressure permitted by Charterers' voyage instructions.

56.	Cargo Transfer Inspection and System Calibration

Charterers may at their option place their cargo transfer inspection representative on board to observe preparation for loading and discharging of cargo during periods when the Vessel is in port, at Charterers expense. Such representative will not, however, under any circumstances order or direct the taking of any particular action by the Vessel or crew or interfere in any way with the Master's exercise of his authority.

The Custody Transfer Measurement Gauging System (CTMS) shall undergo a full calibration check and recertification by a recognized calibration company at intervals of no more than sixty (60) months. This check shall include a full in tank calibration check of the Primary Gauging System, Secondary Gauging System, in tank temperature monitoring system, tank pressure monitoring system, and independent tank hi level alarm(s). Charterers shall have access to calibration check reports.

57.	Vessel Performance Data

Charterers shall have full access to daily (and other) reports provided from the Vessel's voyage data recorder and or Kyma Ship Performance software or other equivalent system if fitted onboard.

If the Vessel is equipped with the Kyma Ship Performance software or equivalent system, Charterers require that Owners run a performance trial at sea once per month. When available, both the ship performance software and the steam analyzer software (or equivalent) shall be used to record information during a minimum one hour trial.

A detailed procedure for carrying out the trial shall be included in Charterers Instructions. Owners agree to send the resulting data and/or summary report of the trial to the Charterers within fifteen (15) days of carrying out each trial.

58.	Third Party Vetting Information

Owners shall permit Charterers to discuss vetting results with third party vetting companies upon Charterers request.

59.	Taxes

Subject to any other provision in this charter, all taxes and dues on the Vessel and on the Charter hire to be for Owners' account. All taxes on the cargo are for Charterers account.

60.	U.S. Compliance

Owners represent and guarantee that Owners and the Vessel are not in any way directly owned, controlled by any North Korean, Cuban, Iranian, Myanmar, Libyan or Sudanese interests.

61.	Compliance with The Bribery Act, 2010 (England and Wales) and the US Foreign Corrupt Practices Act

a)
Each Party (the "Indemnifying Party") represents, wan-ants and covenants to the other Party (the "Indemnified Party") that it and its representatives comply with prevailing and applicable anti corruption legislation ("Applicable Corruption Law") with respect to all matters connected to this charter ("Matters") even if the provisions of Applicable Corruption Law do not strictly apply to Indemnifying Party or its representatives because of their jurisdictional status and references in this Clause 61 to Applicable Corruption Law shall be interpreted accordingly. The remaining provisions of this Clause 61 are without prejudice to the generality of the foregoing.

b)
Owners represent, warrant and covenant that it and its representatives have not offered and will not offer with respect to any Matters, any advantage to any public official which would violate Applicable Corruption Law.

c)
Each Party represents, warrants and covenants to the other Party that it and its representatives have not offered and will not offer with respect to any Matters any advantage to any person or entity or public official which would violate Applicable Corruption Law.

d)
Each Party represents, wan-ants and covenants to the other Party that it and its representatives will not, directly or through any other person or entity, request any service, action or inaction by any other person or entity with respect to any Matters which would violate Applicable Corruption Law.

e)	Each Party represents, wan-ants and covenants to the other Party that it and its representatives will not, directly or indirectly with respect to any Matters request an advantage which would violate the Applicable Corruption Law.

f) Owners Each Party represents, warrants and covenants to the other Party that it and its Affiliates maintain accurate and complete books and records and internal controls sufficient and of such quality, consistent with accounting principles and practices contained in International Financial Reporting Standards so as to permit an audit of its books and records by an internationally recognised firm of public or chartered accountants or their equivalent, and which would, following that audit, result in an unqualified audit opinion and will not maintain any off the book accounts or record any non-existent expenditure nor enter liabilities with incorrect identification of their object or use false documents;

g) Each Party represents, wan-ants and covenants to the other Party that it and its representatives have been given adequate training and informed of their obligations in relation to Applicable Corruption Law and have in place adequate policies and procedures in relation to business ethics and conduct and the reporting, investigating and acting upon of suspected violations of Applicable Corruption Law.

h)
Each Party represents, warrants and covenants to the other Party that it will promptly take all such steps as may be necessary and/or reasonably requested by the Indemnified Party which are designed to ensure that such relationship does not give rise to any conflict of interest or any breach of Applicable Corruption Law.

i)	Each Party represents, wan-ants and covenants to the other Party that to the best of its knowledge and belief neither it nor any of its representatives or service providers:

i)
appears on any list of entities or individuals debarred from tendering or participating in any project funded by the World Bank, European Bank of Reconstruction and Development or any other multi-lateral or bi-lateral aid agency;

ii)	has at any time been found by a court in any jurisdiction to have breached Applicable Corruption Law;

iii)
has at any time been investigated or is being investigated or is involved in an investigation (as a witness or possible suspect) or been suspected in any jurisdiction of having engaged in any conduct with respect to Matters which would constitute a breach of Applicable Corruption Law.

j)
Each Party represents, warrants and covenants to the other Party that if at any time it becomes aware that any of the circumstances set out in Clause 61 are not as it has confirmed it will notify the Indemnified Party immediately in writing and will promptly take all such steps as may be necessary and/or requested by such Indemnified Party to ensure minimum adverse effect on the Indemnified Party's reputation or on this Charter.

k)	Each Party represents, warrants and covenants to the other that it will, if requested in writing by the Indemnified Party, promptly:

i)	provide any information which the Indemnified Party may reasonably require in order to monitor its compliance with the warranties, covenant and/or representations contained in this Clause 61; and

ii)	provide, where available, documentation evidencing such compliance.

1) Without prejudice to any other express remedies referred to elsewhere in this Contract or any rights or remedies available at law or in equity, in the event of a breach of this Clause 61 by an Indemnifying Party, the Indemnified Party shall have the right to take whatever action it deems appropriate including the right to terminate this charter with immediate effect and will not be liable to pay any compensation to Indemnifying Party for loss of profits or loss of goodwill or for any other loss or damage howsoever arising as a result of a termination under this Clause 61(1).

m)
In the event that Charterers terminate this charter in accordance with Clause 61(1), Owners will cease to be entitled to receive any payments which are due or may otherwise be due under the terms of this charter. In the event that Owners terminate this charter in accordance with Clause 61(1), Charterers will be obliged to make any payments which are due or may otherwise be due under the terms of this charter.

n)
Each Indemnifying Party shall indemnify and hold the Indemnified Party and its Affiliates harmless from and against any and all claims, damages, liabilities, losses, penalties, fees, costs and expenses arising from or related to, any breach of this Clause 61 by the Indemnifying Party.

o)	The rights and obligations contained in Clauses 61(f), 61(j), and 61(k), will survive the termination or expiration of this Charter.

62.	Owners' Defaults

Each of the following events shall be deemed to be a breach of this charter and an event of "Owners' Default" for the purposes of this charter:

(i)
if any licence, approval, consent, authorisation or registration at any time necessary for Owners to comply with their obligations under this charter, or in connection with the ownership and operation of the Vessel, is revoked, withheld or expires or is modified so as to prevent or materially delay the lawful performance by Owners of their obligations hereunder (unless remedied, if capable of remedy, within thirty (30) days);

(ii)
if an order is made, or an effective resolution passed, for the compulsory or voluntary winding-up or dissolution of Owners (other than for the purposes of amalgamation or reconstruction in respect of which the prior written consent of Charterers has been obtained) or if Owners suspend payment of or are unable to or admit inability to pay, their debts as they fall due or make any special arrangement or composition with their creditors generally or any class of their creditors;

(iii) if an administrator, administrative receiver, receiver or trustee or similar official is appointed in respect of the whole, or a material part, of the property, assets or undertaking of Owners, and such appointment is not discharged within thirty (30) days of the date of such appointment (unless such appointment is being contested by Owners in good faith by appropriate proceedings) or if Owners apply for, or consent to, any such appointment;

(iv) if any event occurs in relation to Owners in any jurisdiction which has an effect equivalent to any of the events specified in (ii) and (iii) above;

(v) if an encumbrances takes possession of, or distress or execution is levied upon, the whole, or a material part, of the property, assets or undertaking of Owners and the same shall not be discharged within thirty (30) days of the date of commencement of such action unless such possession or levy is being contested by Owners in good faith by appropriate proceedings;

(vi) if Owners cease to carry on their business, or dispose of the whole, or a material port, of their property, assets or undertaking without Charterers' consent;

(vii) if Owners cease to be a corporation duly registered in good standing in its place of incorporation without Charterers' consent;

(viii) if Owners shall place or permit to exist on the Vessel any Encumbrance of any kind (not occasioned by any act, omission or default of Charterers), other than a Permitted Encumbrance and/or an Encumbrance for crew's wages or salvage or otherwise arising in the ordinary course of trading which are regularly settled or secured and/or any other Encumbrance permitted under Clause 64.

(ix)if it becomes impossible or unlawful for Owners to fulfil any of their obligations under this charter, or for Charterers to exercise any of the rights vested in them by this charter, or this charter for any reason becomes invalid or unenforceable or ceases to be in full force and effect or Owners repudiate this charter;

(x)
if the Vessel is arrested as a consequence of any claim or event other than a claim arising by, through or under acts, deeds or omission of Charterers and is not released for any reason from such arrest within thirty (30) days after being arrested; or

(xi)
if Owners are in material breach of any other provision of this Charter with serious and adverse consequences to Charterers; and Owners have failed to cure such breach within a reasonable period of time but in no event longer than forty five (45) days after notice of such breach from Charterers (unless such breach has a shorter cure period hereunder, in which case, the shorter period shall apply).

(b) Upon the occurrence of an event of Owners' Default and at any time thereafter for so long as such default is continuing and whether or not the charter has commenced, Charterers shall be entitled to terminate this charter by giving notice in writing to Owners. This Clause 62(b) is without prejudice to any other rights Charterers may have hereunder or at common law.

63.	Charterers' Defaults

Each of the following events shall be deemed to be a breach of this charter and a "Charterers' Default" for the purposes of this charter:

(i)
if an order is made, or an effective resolution passed, for the compulsory or voluntary winding-up or dissolution of Charterers (other than for the purposes of amalgamation or reconstruction in respect of which the prior written consent of Owners has been obtained) or if Charterers suspend payment of, or are unable to or admit inability to pay, their debts as they fall due or make any special arrangement or composition with their creditors generally or any class of their creditors;

(ii)
if an administrator, administrative receiver, receiver or trustee or similar official is appointed in respect of the whole, or a material part, of the property, assets or unde1iaking of Charterers, and such appointment is not discharged within thirty (30) days of the date of such appointment (unless such appointment is being contested by Charterers in good faith by appropriate proceedings) or if Charterers apply for, or consent to, any such appointment;

(iii)	if any event occurs in relation to Charterers in any jurisdiction which has an effect equivalent to any of the events specified in (i) and (ii) above;

(iv) if an encumbrancer takes possession of, or distress or execution is levied upon, the whole, or a material port, of the property, assets or undertaking of Charterers and the same shall not be discharged within thirty (30) days of the date of commencement of such action unless such possession or levy is being contested by Charterers in good faith by appropriate proceedings;

(v) if Charterers cease to carry on their business, or dispose of the whole, or a material part, of their property assets or undertaking without Owners' consent;

(vi)if Charterers cease to be a corporation duly registered in good standing in its place of incorporation without Owners' consent;

(vii) if it becomes impossible or unlawful for Charterers to fulfil any of their obligations under this charter or for Owners to exercise any of the rights vested in them by this charter, or this charter for any reason becomes invalid or unenforceable or ceases to be in full force and effect or Charterers repudiate this charter;

(b) Upon the occurrence of a Charterers' Default and at any time thereafter for so long as such default is continuing and whether or not the charter has commenced, Owners shall be entitled to terminate this charter by giving notice in writing to Charterers. This Clause 63(b) is without prejudice to any other rights Owners may have hereunder or at common law.

64.	Quiet Enjoyment

The Owners acknowledge and warrant that the Charterers shall be entitled to the quiet enjoyment and use of the Vessel under this Charter throughout the Charter Period without interruption, subject to the terms of, and any rights of the Owners to terminate, this charter. Except as expressly permitted by this charter, the Owners shall not (either prior to or after delivery of the Vessel hereunder) effect or permit to exist any Encumbrance of whatsoever nature on the Vessel (other than a Permitted Encumbrance and any Encumbrance for crew's wages or salvage or otherwise arising in the ordinary course of trading which are regularly settled or secured without the prior consent of the Charterers (such approval not to be unreasonably withheld).

In this Charter:

(1)
"Encumbrance" means any mortgage, charge, pledge, lien, hypothecation, assignment, title retention, preferential right, option, trust arrangement or security interest or any other encumbrance, security or arrangement conferring howsoever a priority of payment in respect of any obligation of any person.

(2)	"Permitted Encumbrance" means:

(i)	Encumbrances which arise from or as a result of the breach by the Charterers of any of their obligations under this Charter;

(ii)	any other Encumbrance the creation of which has been expressly permitted in writing by the Charterers.

65.	Rights of Third Parties

No provision of this charter shall, under the Contracts (Rights of Third Parties) Act 1999, confer any benefit on, nor be enforceable by, any person who is not a party to this charter.

66.	Consequential Losses

Without prejudice to any other provision of this charter, neither Charterers nor Owners (or the Vessel) shall be liable (by reason of negligence, breach of contract or otherwise) for loss by the other Party of business opportunity, earnings, income or profit, whether direct or indirect, and whether by the parties hereto or others arising out of, or in any way connected to, the performance or non-performance of this charter ("Consequential Loss") and each of the Charterers and the Owners, as the case may be, shall indemnify the other party against any Consequential Loss suffered by any of the indemnifying party's Affiliates. For the avoidance of doubt, Consequential Loss within the meaning of this Clause shall not include any hire payable (or which would but for breach have been payable) under this charter.

67.	Health, Safety, Security & Environmental Reporting and Requirements

(a)
Owners shall ensure that all crew and supernumeraries are provided an orientation training programme to the Vessel with training relevant under the MS. Owners shall ensure that all subcontractors visiting the Vessel shall receive a briefing or information on the parts of the MS relevant to their visit and comply with the owner's HSSE policies and procedures during the visit.

(b)
Owners shall document and report immediately to Charterers any incidents of environmental damage, any unforeseen activity or event which could have led to environmental damage, release or venting of hydrocarbons, a spillage of oil on deck or to the water, breaches or potential breaches of environmental regulations or complaint from local groups, organisations including enforcement agencies or individuals.

(c)	If requested by the Charterers and mutually agreed by both parties, Owners may participate in an emergency response exercise.

(d)
In the event of a fatality in connection with the charter of the Vessel, Owners are to notify Charterers immediately. In the event of a lost time injury, Owners shall notify Charterers in writing, within seven (7) days of the incident and Charterers may be invited to participate in any subsequent incident investigation.

(e)
Owners shall ensure a near miss reporting system and/or a Behavioural Based Safety (BBS) system or equivalent is implemented onboard the Vessel. Owners shall share the observations and lessons learned with charterers.

(f)
Owners shall submit to Charterers a monthly written report, within eight (8) days of the end of each month that the Vessel is on hire, detailing all accidents/incidents and environmental reporting requirements, in accordance with the "Safety and Environmental Monthly Reporting Template" appended hereto (Appendix B).

(h)
Owners shall maintain HSSE records sufficient to demonstrate compliance with the requirements of their MS and provide Charterers the right to confirm compliance with HSSE requirements by audit of Owners, including but not limited to the right to audit and review Owners facilities, services and/or performance of its activities as mutually agreed by the Owners.

(i)
Owners shall have a process to demonstrate leadership and commitment through actively participating in all aspects of HSSE, supporting open dialogue. Owners shall also ensure that individual and team contributions to HSSE performance are recognised and considered during performance appraisals.

(j) Charterers recommend that Owners to follow the UKMTO Best Management Practices whilst transiting piracy areas.

68.	European Union Advance Cargo Declaration

Charterer to comply with EU Advance Cargo Declaration Regs 648/2005; 1875/2006 and 312/2009 or subsequent amendments and shall undertake role of operator/carrier for these purposes. Charterers to be responsible for US AMS filings. All time lost for Charterers failure to comply with this specific regulation to be for Charterers account.

69.	Piracy

Notwithstanding any other provision of this Charter, but subject to Clause 69(f) hereof, the Vessel, unless Owner consents, shall not be ordered to any place where in Owners' reasonable judgment the Vessel may be exposed to any threat of piracy whether such risk existed at time of signing charter or later ("High Risk Piracy Area"). If Owners give their consent to enter a High Risk Piracy Area:

a.
the Owner shall be entitled to take reasonable preventative measures to minimize the risk of piracy, including, deviating from the most direct route; waiting for and proceeding in convoy; avoiding day/night navigation; and adjusting speed/course and Charterers to ensure all Bills of Lading allow any and all such deviations;

b.	Charterers shall reimburse Owners for additional insurance premia including: hull (war); loss of hire (war) and kidnap and ransom;

c.	Charterers shall reimburse Owners for bonuses paid to officers and crew to a pre agreed amount;

d.
If, in Owners' reasonable opinion, the threat of piracy to the Vessel increases following the date of this Charter, Owners shall provide prompt written notification to Charterers of: (i) their detailed and reasoned concerns; and (ii) their proposals (including estimated costings) to minimize the piracy risk, including placing enhanced physical hardening equipment and/ or security guards on the Vessel ("Additional Anti- Piracy Measures"). As soon as possible following receipt of Owners written notification, Owners and Charterers shall enter into good faith dialogue in order to mutually agree upon the nature, extent and necessity for the Additional Piracy Measures, failing which Owners shall be entitled to proceed with placing reasonable Anti- Piracy Measures on board the Vessel the cost of which (which shall never exceed the costs which Owners affiliates pay for the same or similar Anti-Piracy Measures) shall be paid for by Owners but which shall be reimbursed to Owners by Charterers' against production of copy vouchers. At all times, Owners shall remain responsible and liable for any and all actions and omissions of the Anti-Piracy Measures, including the use of armed and/or unarmed guards onboard the Vessel;

e.
Owners shall take all reasonable precautions and measures specific for piracy deterrence in piracy prone areas of the world. This shall include using reference material and industry guidelines such as OCIMF Best management Practices (BMP);

f.
Owners shall provide Charterers with no less than 45 calendar days' notice of their refusal to consent to transit a High Risk Piracy Area. If a dispute arises out of or in connection with the reasonableness of Owners refusal to consent to transit a High Risk Piracy Area , such dispute shall be referred to expedited arbitration in accordance with the provisions of Clause 46(d) hereof; and

g.
The Vessel shall be back on-hire from the time at which the policy of insurance placed by Owners pursuant to Clause 69(b) no longer pays out in respect of the relevant attack or seizure, provided that Owners take out a policy with one hundred and twenty (120) day loss of hire coverage.

70.	Radiation

The Vessel shall not be obliged to proceed or required to continue to or through or remain at, a port, place, area or zone, or waterway or canal which exposes the Vessel, her cargo, crew or other persons on board the Vessel to danger from levels of Radioactivity, determined by a competent national or international authority (including the International Atomic Energy Authority and the World Health Organization) to be harmful to human health.

Appendix A: List of Primary Terminals.
Appendix B:    Safety and Environmental Monthly Reporting Template
Appendix C:    Detailed Performance Criteria
Appendix D: Gas Form C for the Vessel
Appendix E:    Crew Experience Matrix

/s/ Graham Robjohns                  /s/ Brian Tienzo

Agreed and signed by Owners     Agreed and signed by Charterers